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

                                                                         NSAR ITEM 77O

                                                            VK New York Value Municipal Income Fund
                                                                      10f-3 Transactions

  UNDERWRITING #            UNDERWRITING            PURCHASED FROM   AMOUNT OF SHARES   % OF UNDERWRITING   DATE OF PURCHASE
                                                                        PURCHASED
         1         Virgin Island Public Financing    PaineWebber         1,500,000            0.502%            11/10/99
         2             NY State Dorm - Courts        PaineWebber         1,000,000            0.345%            12/10/99

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Underwriting Participants:

Underwriters for #1                           Underwriters for #2
-------------------                           -------------------
Morgan Stanley & Co. Incorporated             M.R. Beal & Company
Roosevelt & Cross                             Bear, Stearns & Co.
                                              First Albany Corporation
                                              Goldman, Sachs & Co.
                                              Lehman Brothers Inc.
                                              Merrill Lynch & Co.
                                              J.P. Morgan & Co.
                                              Morgan Stanley & Co. Incorporated
                                              Salomon Smith Barney